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                                                                   Exhibit 10.45

                                 UNITED STATES
                           DEPARTMENT OF THE INTERIOR
                           BUREAU OF LAND MANAGEMENT
                            CALIFORNIA STATE OFFICE
                         E-2845 Federal Office Building
                                2800 Cottage Way
                         Sacramento, California  95825

                                                           Serial No. CACA 25690

                     LICENSE FOR ELECTRIC POWER PLANT SITE

                         UTILIZING GEOTHERMAL RESOURCES

This license, entered into on _______________, by the United States of America, the Licensor, through the Bureau of Land Management (BLM), and Coso Energy Developers, the Licensee, is hereby issued under the Geothermal Steam Act of 1970 (30 U.S.C. 1001-1025) and is subject to all applicable Federal, State, and local laws and regulations including Title 43 CFR Group 3200.

Section 1.  Rights Under License

This license confers the right to construct, operate, and maintain a 48MW electric generating plant and related facilities or appurtenant structures in accordance with the terms and conditions of this license, the approved plan of utilization, and the applicable regulations, on those certain lands situated in the County of Inyo, State of California, described below excepting that prior to commencing any surface disturbance activities allowed under this license, a permit to construct a utilization facility shall be obtained from the authorized officer as required by 43 CFR 3250.6-1(b):

               Geothermal Power Plant Site Land Description

          A parcel of land, known as NWC-1 ("BLM Unit 9 Power Plant site"), situate within Section 19, Township 22 South, Range 39 East, Mount Diablo Meridian, Inyo County, California, located within the China Lake Naval Weapons Center on Federal geothermal lease No. CACA 11402, and being more particularly described as follows:

          BEGINNING at the northeast corner of said parcel from which the northeast corner of said Section 19 bears N57'39'08"E a distance of 3772.56 feet, thence south 800.00 feet; thence west 800.00 feet; thence north 800.00 feet; thence east 800.00 feet to the POINT OF BEGINNING, containing 14.69 acres, more or less.


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This license is for a primary term of 30 years, with a preferential right of renewal of such license under such terms and conditions as the Licensor may deem appropriate, provided that the license may be terminated as provided in Section 7 hereof.

Section 2.  Operations

     A. Licensee shall comply with the regulations of the Secretary of the Interior as set forth in 43 CFR Part 3250.

     B. Licensee shall comply with the provisions of the operating regulations in 43 CFR Part 3260 and all orders issued pursuant thereto. Copies of the operating regulations may be obtained from the Authorized Officer.

     C. Prior to commencement of any activities relating to plant operations, the Licensee shall file with the Authorized Officer a copy of any utility commission license or other Federal, State, or local license or permit incident to the operation of the facilities authorized herein.

     D. Licensee shall allow inspection of the premises and operations by duly authorized representatives of the Department of the Interior or other Federal agency administering the lands and shall provide for the ingress or egress of government officers, and for users of the lands under authority of the United States.

     E. Licensee hereby agrees to hold harmless and indemnify the United States, its officers, agents, employees, successors, or assigns from and against all claims, demands, costs, losses, causes of action, damages, or liability of whatsoever kind or nature arising out of or resulting from the utilization of the property by the Licensee hereunder. The United States shall not be liable for any damages or


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          injuries to persons or property in, or about, said premises from any cause other than the negligent acts or omissions of its officers, agents, or employees.

Section 3.  Rentals

The Licensee shall pay to the Licensor a rental of $1,500.00 on or before the date of issuance of the license and on each anniversary thereafter. Said rental shall be reassessed at the discretion of the Authorized Officer at not less than 10 year intervals beginning with the tenth year of the term of this license.

Section 4.  Bond

The Licensee shall file with the Authorized Officer and shall maintain at all times the bond required under the regulations to be furnished as a condition to the issuance of this license in the amount established by the Licensor and to furnish such additional bond or security as may be required by the Licensor upon entry on the lands or after operations have begun.

Section 5.  Equal Opportunity Clause

This license is subject to the provisions of Executive Order No. 11246 of September 24, 1965, as amended, which sets forth the nondiscrimination clauses. A copy of this Order may be obtained from the Authorized Officer.

Section 6. Assignments and Transfers

     A. This license shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Any proposed transfer in whole or in part of any right, title, or interest in the licensed plant or facility or this license must be filed with the Authorized Officer. The application for transfer must be accompanied by the same showing of qualifications of the transferee as is required of the applicant, and must be supported by a stipulation that the assignee


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          will comply with and be bound by all the terms and conditions of this license. No transfer will be valid unless and until it is approved in writing by the Authorized Officer.

     B. An application for approval of an assignment or transfer shall be accompanied by a nonrefundable fee as specified by the regulations at 43 CFR 3250.8(b).

Section 7. Termination and Relinquishment

     A. The Licensee may surrender this license by filing a written relinquishment, in triplicate, with the Authorized Officer. The relinquishment shall include a statement as to whether the land covered by the license has been disturbed and, if so, whether it has been restored as prescribed by the terms and conditions of the license. The relinquishment will not be accepted until the requirements for reclamation of the land have been met.

     B. The license may be cancelled upon written order of the Authorized Officer for violation of the terms and conditions hereof, or of any of the regulations or orders applicable hereto, subject to notice and a right of appeal as provided in the regulations.

     C. Following relinquishment, expiration, or cancellation, the Licensee shall within one year following the termination of the license remove all structures, machinery, and other equipment from the above described lands, and restore the land in accordance with Section 7(D) of this license. Additional time may be granted by the Authorized Officer upon a showing of good cause by the Licensee. The bond required by this license shall not be released until the reclamation process has been completed to the satisfaction of the Authorized Officer.


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     D.   Prior to the termination of bond liability and to the extent deemed necessary by the Licensor, the Licensee shall reclaim all surface disturbances as required, remove or cover all debris or solid waste, and, so far as possible, repair the offsite and onsite damage caused by its activity or activities incidental thereto, and return access roads or trails and the licensed lands to an acceptable condition, including the removal of structures, if required. The Authorized Officer shall prescribe the steps to be taken by the Licensee to protect the surface and the environment and for the restoration of the licensed lands and other lands affected by operations on the licensed lands and improvements thereon, whether or not the improvements are owned by the United States.

Section 8.  Unlawful Interest

No Member of, or Delegate to, Congress or Resident Commissioner, after his election or appointment, or either before or after he has qualified and during his continuance in office, and no officer, agent, or employee of the Department of the Interior, except as provided in 43 CFR 20.735-24 (b)(4)(d), shall be admitted to any share or part in this license or derive any benefit that may arise therefrom; and the provisions of Section 3741 of the Revised Statutes of the United States, as amended (41 U.S.C. Sec. 22) and Sections 431, 432, and 433, Title 18 U.S.C., relating to contracts, enter into and form a part of this license so far as the same may be applicable.

Section 9.  Certification of Nonsegregated Facilities

By entering into this license, the Licensee certifies that Licensee does not and will not maintain or provide for Licensee's employees any segregated facilities at any of Licensee's establishments, and that Licensee does not and will not permit Licensee's employees to perform their services at any location,


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under Licensee's control, where segregated facilities are maintained. The
Licensee agrees that a breach of this certification is a violation of the Equal Opportunity Clause of this license. As used in this certification, the term "segregated facilities" means, but is not limited to, any waiting rooms, work rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Licensee further agrees that (except where Licensee has obtained identical certification from proposed contractors and subcontractors for specific time periods) Licensee will obtain identical certifications from proposed contractors and subcontractors prior to the award of contracts or subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause, that Licensee will retain such certifications in Licensee's files; and that Licensee will forward the following notice to such proposed contractors and subcontractors (except where the proposed contractor or subcontractor has submitted identical certifications for specific time periods); Licensee will notify prospective contractors and subcontractors of the requirement for certification of nonsegregated facilities. A Certification of Nonsegregated Facilities, as required by the May 9, 1967 Order (32 F.R. 7439, May 19, 1967) on Elimination of Segregated Facilities, of the Secretary of Labor, must be submitted prior to the award of a contract or subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each contract and subcontract or for all contracts and subcontracts during a period (i.e. quarterly, semi-annually, or annually).


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Section 10.  Stipulation

Affixed hereto as Exhibit "A".

                                         THE UNITED STATES OF AMERICA

                                         By__________________________________
                                             Chief, Leasable Minerals Section

                                         Date________________________________

WITNESS TO SIGNATURE OF LICENSEE         Coso Energy Developers

/s/ Irene K. Lee                         By  /s/ Richard A. Nishkian
--------------------------------           ----------------------------------
                                           Richard A. Nishkian
--------------------------------           Title Chief Financial Officer

                                         Date   December 14, 1989
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If this license is executed by a corporation, it must bear the corporate seal.

          Coso Energy Developers,
          a California General Partnership
          By Coso Hotsprings Intermountain Power, Inc.
          a Delaware Corporation



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